EXHIBIT 10.1

                       RESTRICTED STOCK PURCHASE AGREEMENT

This is an agreement ("Agreement") between Mike Frankenberger ("Seller") and Irit Arbel ("Buyer") made this 28 day of April 2003.

WHEREAS:

A. Seller owns 2,300,000 shares (the "Shares") of Golden Hand Resources Inc. a company incorporated under the laws of the state of Washington State (the "Company"); and

B. Seller wishes to sell 2,300,000 Shares of the Company (the "Contract Shares") to the Buyer.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Purchases and Sale of Contract Shares

      (a) Seller hereby agrees to sell the Contract Shares to the Buyer at a purchase price per share, which shall be $0.023364826 per share for a total of $53,739.08 (the "Consideration") and payable in full on the date of this Agreement.

      (b) The closing of the transaction shall occur when this Agreement is executed by Seller. On the closing and pursuant to an Escrow Agreement dated April 28, 2004, Buyer shall deliver through First American Stock Transfer Inc. the Consideration to Seller.

      (c) Pursuant to an Escrow Agreement dated April 28, 2004, Seller shall deliver through First American Stock Transfer Inc. the Contract Shares to the buyer free and clear of all liens, claims or encumbrances.

2.    Representations and Warranties

      (a) As an inducement for Buyer to enter into this Agreement, Seller represents and warrants that:

            (i) Seller has the lawful power and authority to enter into this Agreement;

            (ii) Seller owns the Shares free and clear of all liens, claims or encumbrances; and

            (iii) Seller is not aware of any material adverse information with respect to the Company.

            (iv) Seller represents that there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Seller, threatened against the Company.

            (v) Seller represents that there are 10,238,000 shares of common stock outstanding as of the date hereof, of which 7,000,000 shares are restricted.

            (vi) Seller, as the sole officer and director of the Company, does hereby, upon execution of this Agreement, appoint Irit Arbel to serve as the new President of the Company and Miss. Arbel shall also be elected as a member of the third class of director on the Board of Directors of the Company, who's term shall expire at the third annual general meeting after her appointment. Simultaneously and also upon execution of this Agreement, the Seller hereby resigns from his position as President of the Company and shall serve as a Director and Assistant Secretary of the Company.

            (vii) Seller represents that he has executed a directors resolution that increases the number of board members to a total of six and that after the appointment of Irit Arbel there will be four board vacancies to be filled within 60 days.

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            (viii) Seller represents on behalf of the Company that there are no taxes, State or Federal, currently due and that all required filings have been filed accordingly.

            (ix) As a condition to closing, Seller, on behalf of the Company, shall execute an amendment to the Reach Technologies Inc./Golden Hand Resources Inc License Agreement which shall be attached hereto as Exhibit A. After signing such Amended License Agreement, Seller represents that there are no debts owed by the Company. Furthermore, Seller shall immediately assign control of the Golden Hand Resources Trust Account ("Trust Account") currently held at the Company's counsel, QED Law Group and Ogden Murphy Wallace, to the new officer and director of the Company as appointed under this Agreement. The amount in such Trust Account shall equal approximately U.S. $300 and Nil respectively, all bank accounts will have nil balances and will be closed prior to closing.

      (b) As an inducement for Seller to enter into this Agreement, Buyer represents and warrants that Buyer has the lawful power and authority to enter into this Agreement.

            Buyer also hereby represents that he/she shall not vote in favor of a reverse stock split from the date hereof through April 28, 2005, and shall not vote in favor of a name change in the Company until, without the prior written consent of the Company's current officer and director, Mike Frankenberger.

            Buyer further represents that she shall as soon as practical and not later than 60 days from her appointment, appoint directors to fill the five vacancies on the board.

            Buyer hereby agrees to a contractual restriction that for a period of one year from the date hereof, such purchaser agrees not to transfer or dispose of the Contract Shares in a private transaction.

3. Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit or the parties hereto, their heirs, legal representatives, successors and permitted assigns. This Agreement may be signed by fax and in counterpart.

4. Governing Law, This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the conflict of laws principles thereof.

5.    This Agreement may be signed by fax and in counterpart.

In witness hereof the parties hereby affix their signatures.

SELLER                                         BUYER

/s/ Mike Frankenberger                         /s/ Irit Arbel
---------------------------------              ---------------------------------


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                                                                       Exhibit A

                                    AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF April 7, 2004 (the "Effective Date").
BETWEEN:
            Reach Technologies, Inc

            Suite 103  - 1581H Hillside Ave
            Victoria, B.C.

            V8T 2C1
            ("REACH")

AND:

            Golden Hand Resources Inc.

            Suite 679, 185-911 Yates Street,
            Victoria, British Columbia.

            V8V 4Y9

            ("GOLDEN HAND")

WHEREAS:

A. REACH (a British Columbia Corporation) is in the business producing Digital Data Recorders;

B. GOLDEN HAND (a Washington Corporation) is a corporation wishes to continue to market REACH'S Digital Data Recorders through a Licensing Agreement with REACH dated September 22, 2000 and subsequently amended October 31, 2001 and June 10, 2002;

C. REACH and GOLDEN HAND wish to amend the Licensing Agreement dated September 22, 2000 and subsequently amended October 31, 2001 and June 10, 2002 as it pertains to Exclusivity (the "Transaction");

D. REACH and GOLDEN HAND agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein; NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1. Representations And Warranties

1.1 GOLDEN HAND represents and warrants to REACH that GOLDEN HAND has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon GOLDEN HAND enforceable against it in accordance with its terms and conditions.

1.2 REACH represents and warrants to GOLDEN HAND that REACH has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon REACH enforceable against it in accordance with its terms and conditions.

2. License Amendment

2.1 The parties agree that, in exchange for a payment of $4,232.74 and the forgiveness of the remaining promissory notes of $16,741.65 ($20,974.39 - $4,232.74) and all remaining accrued interest (approximately but not limited to $3,653.43) owed by GOLDEN HAND to REACH and subject to the terms and conditions of this Agreement, GOLDEN HAND agrees to convert the licence to a worldwide non-exclusive licence

2.2 All other terms in the Licensing Agreement originally dated September 22, 2000 and subsequently amended shall remain.

3. General

3.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

3.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.

3.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

3.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.

3.5 Any notice or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by mail to the parties at:

      Reach Technologies, Inc.                  Golden Hand Resources Inc.
      Suite 103  - 1581H Hillside Ave           Suite 679, 185-911 Yates Street,
      Victoria, B.C.                            Victoria, British Columbia.
      V8T 2C1                                   V8V 4Y9
      Attention:    Glenn Jones                 Attention: Mike Frankenberger

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.

3.6 This Agreement shall be governed by the laws of Washington State applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of Washington State.

3.7 This Agreement may be signed by fax and in counterpart. IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

SIGNED, SEALED AND DELIVERED BY            SIGNED, SEALED AND DELIVERED BY
REACH TECHNOLOGIES, INC.                   GOLDEN HAND RESOURCES INC.

per:                                       per:

/s/ Glenn Jones                            /s/ Mike Frankenberger
------------------------------             -------------------------------------
Authorized Signatory                       Authorized Signatory
Name of Signatory: Glenn Jones             Name of Signatory: Mike Frankenberger
Title of Signatory: Director               Title of Signatory: Director